Exhibit 10.1

MANAGEMENT CONSULTING SERVICES AGREEMENT

This Management Consulting Services Agreement (the “Agreement”) is entered into on this 1st day of August, 2009 by and among Suzhou EZTripMart Business Services Co., Ltd., a wholly foreign-owned enterprise established in the People’s Republic of China (“China” or “PRC”) with its registered office at Suite 201, 1 Venture House, Modern Industrial Square Phase II, 333 Xing Pu Road, Suzhou Industrial Park, Suzhou, China (“EZT”); and Shanghai Junli Air Service Co., Ltd., a limited liability company incorporated in China with its registered office at Suite 503, 394-8 Yan’an Road West, Shanghai, China (“Junli”). (Each of EZT and Junli is herein referred to as a “Party” and collective as the “Parties”).

WHEREAS:

1.

EZT engages, among other things, in the provision of management consulting services as set forth in more detail in its business license.

2.

Junli engages, among other things, in the business of international and domestic airline ticket sales and domestic cargo agency as set forth in more detail in its business license (the “Business”), and holds tier-one and tier-two air transport sales agency licenses issued by China Air Transport Association.

3.

Junli wishes to engage EZT exclusively to provide, and EZT wishes to be so engaged by Junli to provide, certain management consulting and other related services with respect to the Business in accordance with this Agreement.

4.

In connection with this Agreement, EZT has acquired from Junli at fair value substantially all of Junli’s information technology assets utilized in the Business.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree as follows:

1.

CERTAIN DEFINITIONS

In this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly owns a Controlling interest in, or exercises Control over, such Person, or in or over which such Person directly or indirectly owns a Controlling interest or exercises Control, or that is otherwise directly or indirectly under common ownership or Control with such Person.

“Agreement” has the meaning given to such term in the preamble.

“Business” has the meaning given to such term in Recital 2.

“Business Day” means any day when commercial banks are generally open for business in Shanghai, China.

“CIETAC” has the meaning given to such term in Section 10(b).

“Confidential Information” has the meaning given to such term in Section 9(b).

“Control” means having the power to direct or appoint the management of a company and “Controlled” or “Controlling” shall have correlative meanings.

“Dispute” has the meaning given to such term in Section 10.

“Dispute Notice” has the meaning given to such term in Section 10(a).

“EZT” has the meaning given to such term in the preamble.

“Force Majeure” means any event that is beyond the Party’s reasonable control and cannot be prevented with reasonable care, including but not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, lightning, war, epidemic, strikes or riot. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure.

“Group” has the meaning given to such term in Section 9(b).

“Governmental Authority” means any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of the assets or properties of any of the Parties.

“Intellectual Property” has the meaning given to such term in Section 9(a).

“Junli” has the meaning given to such term in the preamble.

“Party” or “Parties” has the meaning given to such term in the preamble.

“Person” means an individual, corporation, joint venture, partnership, enterprise, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity.

“PRC” or “China” has the meaning given to such term in the preamble.

“Representative” has the meaning given to such term in Section 9(b).

“RMB” means Renminbi, the lawful currency of China.

“Services” has the meaning given to such term in Section 2(a).

“Services Fee” has the meaning given to such term in Section 3(a).

“US” means the United States of America.

2.

SERVICES

(a)

Exclusive Services Provider.  During the term of this Agreement, Junli hereby appoints EZT, and EZT hereby accepts Junli’s appointment, as the exclusive provider (except as to any Affiliate of EZT) of certain management consulting and other services required by Junli in the conduct of its Business, which services are more fully described in Section 2(b) below (the “Services”), pursuant and subject to the terms and conditions of this Agreement. During the term hereof, Junli shall not seek or accept identical or similar services from other providers (except any Affiliate of EZT) without the prior written approval from EZT. For the avoidance of doubt, however, during the term hereof, EZT shall have the right to provide identical or similar services to third parties, and Junli may seek or accept identical or similar services from any Affiliate of EZT.

(b)

Scope of Services. To the extent permitted by the applicable PRC laws and regulations, the Services provided under this Agreement shall include, without limitation:

(i)

Management consultancy services in respect of the Business, including, without limitation, advice and assistance relating to e-commerce applications;

(ii)

Advice and assistance relating to the development of technology and provision of consultancy services;

(iii)

Advice in relation to the staffing in respect of the operation of the Business, including advice on the recruitment, employment and selection of management personnel, administrative personnel and staff of Junli in respect of the Business;

(iv)

Training of management, staff, technical and administrative personnel Junli in respect of the Business;

(v)

Assistance in the collection and analysis of technical and business information about the Business with a view to improving Junli’s operation performance and the quality of Services provided hereunder;

(vi)

Sharing of resources for, and assistance in the source for and manage existing and potential business partners for marketing of Junli’s products and services; and

(vii)

Such other advice and assistance as may be agreed upon by the Parties.

(c)

Advances.  From time to time and at the request of Junli, EZT may in its sole discretion, in such a manner as permitted by applicable laws and regulations advance to Junli amounts for the purpose of providing working capital to Junli, funding for Junli’s acquisition of operating assets, or for any other purposes as may be acceptable to EZT, in which case EZT may request Junli to provide security in form and substance satisfactory to EZT.

(d)

License.  EZT hereby grants to Junli a royalty-free, non-exclusive, non-transferable, revocable, limited license to use in China the names “Junli” and “军利” (and related designs and logos) in the Business.

3.

FEES

(a)

Fees.  In consideration of the Services provided by EZT hereunder, Junli shall pay to EZT during the term of this Agreement (i) a fee (the “Services Fee”) at such monthly rate as the Parties shall from time to time agree, payable on a semi-monthly basis, and (ii) such other fees as EZT and Junli shall from time to time agree on an ad hoc basis. The Parties agree to periodically review the rate of the Services Fee with a view to adjust the Services Fee based on the historic, present and prospective Business volume as appropriate.

(b)

Payment.  Any payment required to be made under this Section 3 shall be paid in RMB by wire transfer to the account as may be timely specified in writing from time to time by EZT. EZT shall timely provide Junli with proper tax invoice for the payment hereunder.

(c)

No Set-off and Deduction.  Notwithstanding anything to the contrary herein, Junli shall not set off any amount it may claim is owed to it by EZT against any Services Fee payable by Junli to EZT unless Junli first obtains EZT’s written consent. All payments to be made by Junli hereunder shall be made free and clear of and without deduction for or on account of any tax, unless Junli is required by applicable PRC law to deduct or withhold applicable tax from such payments, in which case, Junli shall promptly provide EZT with official receipt of payment of such tax.

(d)

Late Payment.  Should Junli fail to pay to EZT all or any part of the Services Fee due in RMB under this Section 3 within the time limits stipulated herein, Junli shall pay to EZT interest in RMB in arrears on the amount overdue based on the 3-month RMB lending rate as of the relevant due date announced by the People’s Bank of China.

4.

REPRESENTATIONS AND WARRANTIES; MUTUAL COVENANTS

(a)

Representations and Warranties of the Parties.  Each Party hereby represents, warrants and undertakes to the other Party that:

(i)

It is a limited liability company duly organized and validly existing under PRC laws and is qualified to do business and is in good standing in all jurisdictions in which the nature of the business currently conducted or proposed to be conducted by it or its ownership of property makes such qualification necessary.

(ii)

It has all requisite corporate and other power and authority to execute, deliver, and perform all of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

(iii)

It has all licenses, certificates, permits, authorizations, concessions, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities necessary to engage in the business conducted by it.

(iv)

This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles (regardless of whether considered in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; and (2) concepts of materiality, reasonableness, good faith and fair dealing.

(b)

Certain Mutual Covenants.  The Parties covenant and agree with each other as follows:

(i)

To observe all relevant legal restrictions, including the preservation of the confidentiality of non-public information pursuant to Section 9 hereof.

(ii)

To execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated by this Agreement.

(iii)

To be responsible for its own costs (including direct travel expenses and legal fees) relating to the negotiation, preparation, execution and performance by it of this Agreement.

(iv)

To do or cause to be done, all things necessary or appropriate to preserve and keep in full force and effect its existence and its material rights, authorizations, concessions, approvals, franchises and licenses.

5.

AFFIRMATIVE COVENANTS OF JUNLI

Junli hereby covenants and agrees that, during the term of this Agreement, it will perform and observe the following covenants and provisions:

(a)

Notice of Litigation.  Provide to EZT promptly, and in any event within 1 Business Day after an officer of Junli obtains knowledge thereof, notice of (i) any litigation, arbitration or mediation or governmental or regulatory proceeding pending against Junli which could materially adversely affect the business, operations, property, assets, financial condition or prospects of Junli in respect of the Business and (ii) any other event which is likely to materially adversely affect the business, operations, property, assets, financial condition or prospects of Junli.

(b)

Other Information.  Provide to EZT promptly such other financial information or documents as EZT may reasonably request from time to time.

(c)

Integrity of Financial Reporting and Controls.  Keep proper books of record and account in which full, true and correct entries in conformity with the PRC Enterprise Accounting Systems and all requirements of law shall be made of all dealings and transactions in relation to its business and activities in respect of the Business. Junli agrees to implement over time, without causing unreasonable burden and as far as practicable, as assisted and advised by EZT, US-style internal accounting controls, audit committee functions and management reporting responsibilities. Additionally, Junli agrees to comply with the US Foreign Corrupt Practices Act.

(d)

Cooperation.  Cause its officers and employees to cooperate fully with EZT to enable EZT to provide the Services hereunder.

(e)

Compliance with Statutes.  Comply with all applicable statutes, laws, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its Business, except that such noncompliance would not, in the aggregate, have a material adverse effect on the Business, operations, property, assets, financial condition or prospects of Junli.

6.

NEGATIVE COVENANTS OF JUNLI

Junli hereby covenants and agrees that, during the term of this Agreement, without the prior written consent of EZT, it shall not take any corporate action or perform any other act or enter into any transaction that would negatively affect the exclusive cooperation arrangement contemplated by this Agreement.

7.

TERM AND TERMINATION

(a)

Term.  This Agreement shall take effect on the date of execution of this Agreement and shall remain in full force and effect until the termination hereof pursuant to Section 7(b).

(b)

Termination.  This Agreement may be terminated:

(i)

by the Parties jointly if they consent in writing to terminate this Agreement;

(ii)

by either EZT or Junli giving notice to the other Party if the other Party has committed a material breach of this Agreement (including but not limited to the failure by Junli to pay the Services Fee) and failed to cure such breach within 30 days after notice thereof; provided, however, that if such breach is not reasonably susceptible of being cured, no cure period shall be applicable; if the breach is curable but not within 30 days, such 30-day period may be extended if cure is being diligently pursued for an additional period of time not to exceed 60 days;

(iii)

automatically if either of EZT and Junli becomes bankrupt or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on its business or becomes unable to pay its debts as they come due;

(iv)

by either of EZT and Junli giving notice to the other if the business license or any other license or approval material for the business operations of Junli or EZT is terminated, cancelled or revoked; or

(v)

by election of EZT with or without cause upon 30 days’ prior written notice to Junli.

(c)

Effect of Termination.  Any Party electing properly to terminate this Agreement pursuant to this Section 7 shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such right. The termination of this Agreement shall not affect the continuing liability of Junli (including the obligation to pay any Services Fee or indemnification payment) already accrued or due and payable to EZT. Upon the termination of this Agreement, all amounts then due and unpaid to EZT by Junli hereunder, as well as all other amounts accrued but not yet payable to EZT by Junli, shall forthwith become due and payable by Junli to EZT.

(d)

Survival.  The rights and obligations under Sections 1, 3, 4, 7, 8, 9, 10 and 13 shall survive the expiration or termination of this Agreement.

8.

INDEMNIFICATION

Each Party shall indemnify, defend and hold the other Party harmless from and against any loss, claim, damage, or liability (including legal and accounting fees and expenses) suffered or incurred by the other Party arising out of or resulting from such Party’s breach of any representation or warranty under this Agreement or such Party’s breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation under this Agreement.

9.

INTELLECTUAL PROPERTY; CONFIDENTIALITY; NONCOMPETITION

(a)

Intellectual Property.  Unless otherwise agreed to by the Parties in writing, EZT shall be the sole and exclusive owner of all rights, title and interests to any and all trademarks, trade names, service marks, copyrights, trade dress, logos, designs, assumed names, Chinese character equivalents for the aforesaid and other indications of origin, patents, inventions, creations, know-how, trade secrets, domain names and other intellectual properties (or intellectual property rights) (collectively, the “Intellectual Property”) used by EZT for the provision of the Services or arising from the performance of this Agreement, whether developed by EZT or Junli. Junli recognizes EZT’s exclusive ownership of the Intellectual Property, and will not assert, or cause any of its Affiliates to assert, any right to or ownership interest in, nor file, or cause any of its Affiliates to file, any application for any right to or interest in the Intellectual Property.

(b)

Confidentiality.  The Parties acknowledge that they and their respective employees, nominees, advisor, agents or other representative (collectively, “Representatives”) will have access to and will be entrusted with detailed confidential information and trade secrets (“Confidential Information”) relating to the present and contemplated operations of Junli, EZT and their respective Affiliate (for purposes of this Section 9 only, the “Group”), the disclosure of any of which Confidential Information to competitors of the Group or to the general public would be highly detrimental to the best interests of the Group. The Parties acknowledge and agree that the right to maintain the confidentiality of such Confidential Information and the right to preserve the goodwill of the Group constitute proprietary rights which the Parties are entitled to protect. For purposes of this Agreement, “Confidential Information” includes the existence and any term of this Agreement, the negotiations leading up to this Agreement or the transactions or arrangements contemplated or referred to herein (including the fact that this Agreement has been entered into between the Parties) as well as any confidential information belonging to any Party.

None of the Parties shall at any time disclose any Confidential Information to any Person or use the same for any purpose other than the purposes of Group, provided, however, that a Party may disclose any information which (i) such Party can demonstrate was already lawfully in its possession prior to the disclosure thereof, (ii) is generally known to the public and did not become so known through any violation of law, (iii) became known to the public through no fault of such Party, (iv) is later lawfully acquired by such Party without confidentiality restrictions from other sources, (v) is required to be disclosed by order of court or government authority with subpoena powers (provided, that such Party shall have provided the other Party with prior notice of such order and an opportunity to object or take other available action), (vi) is disclosed to an Affiliate which agrees to be bound by the terms of this Section 9(b) or (vii) is disclosed to such Party’s Representative on a need-to-know basis and that such Party has informed the recipient of the restrictions on disclosure contained in this Section 9(b) and that such Party will be responsible for any breach of the provisions of this Section 9(b) by or caused by, the recipient.

(c)

Announcements.  The Parties agree that no public announcement, circular or communication of any kind will be made or issued, in respect of the subject matter of this Agreement by the Parties except:

(i)

with the prior written consent of the other Party which may not be unreasonably withheld or delayed; or

(ii)

if so required by law or regulation (including disclosure required under the applicable listing rules of any securities exchange on which any securities of an Affiliate of EZT may be listed), provided that the Party required to make or issue it has, to the extent practicable, first consulted and taken into account the reasonable requirements of the other Party.

(d)

Noncompetition.  During the term of this Agreement and for a period of 12 months thereafter, without the prior written approval of EZT, Junli or any of its Affiliate,

(i)

will not directly or indirectly, including, either individually or in association with any other Person, or as principal, licensor, agent, representative, equity older, distributor, supplier, co-venturer or partner, engage in any business that is competitive with EZT anywhere in the world, including e-commerce travel related products and services. Junli agrees that the restriction herein contained are reasonable with respect to its duration, geographical area and scope;

(ii)

subject to subsection (i) above, will not solicit in any manner any Person who is or has been a customer or client of EZT for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by EZT; and

(iii)

will not solicit or entice away, or endeavor to solicit or entice away, any employee or officer or other Representative of EZT.

10.

SETTLEMENT OF DISPUTES

This Agreement shall be governed by procedures other than litigation for settling all claims and disputes (a “Dispute”), under the method set forth in this Section 10.

(a)

If any Dispute arises out of or in connection with this Agreement or the performance, breach, termination or invalidity thereof, any Party shall be entitled to serve a notice of Dispute (a “Dispute Notice”) upon the other Party. The Parties agree, following service of a Dispute Notice, to use their reasonable endeavors to negotiate in food faith to settle such Dispute.

(b)

If the Parties have not settled any such Dispute within 21 days of service of a Dispute Notice then the Dispute shall be settled by arbitration before China International Economic and Trade Arbitration Centre (“CIETAC”) in accordance with the Rules of CIETAC in force at the date of commencement of the arbitration.

(c)

In any arbitration pursuant to Section 10(b):

(i)

the place of arbitration shall be Shanghai, China;

(ii)

the language to be used in the arbitral proceedings shall be both English and Chinese languages;

(iii)

the appointing authority shall be CIETAC; and

(iv)

3 arbitrators shall be appointed to form an arbitration tribunal to resolve a dispute, one each by the claimant and the respondent, and one (the chairman of the arbitration tribunal) by the chairman of the appointing authority.

(d)

When 3 arbitrators have been appointed in any arbitration pursuant to Section 10(c), the award shall be given by a majority decision. If there is no majority, the award shall be made by the chairman of the arbitral tribunal alone.

(e)

Any award given by an arbitral tribunal appointed pursuant to Section 10(c) shall be final and binding. By agreeing to arbitration, the Parties waive irrevocably their right to any form of appeal, review or recourse to any court or other judicial authority.  The losing Party shall be responsible for the fees of CIETAC, the fees of the arbitrators, fees and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award, including reasonable attorneys’ fees and expenses.

11.

FORCE MAJEURE

The Party claiming Force Majeure shall notify the other Party without delay. If a Party is delayed in or prevented from performing its obligations under this Agreement by an event of Force Majeure, only within the scope of such delay or prevention, such Party shall not be responsible for any damage, increased costs or loss which the other Party may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Agreement. The Party claiming Force Majeure shall take appropriate means to minimize or remove the effects of Force Majeure, and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, the Parties agree to resume performance of this Agreement with their best efforts.

12.

NO AGENCY

Nothing in this Agreement shall be construed to create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between the Parties.

13.

APPLICABLE LAW

The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

14.

NOTICES

Notices or other communications required to be given by any Party to another pursuant to this Agreement shall be in writing and delivered or sent by personal delivery, by facsimile, by registered mail or by internationally recognized courier, fees prepaid, to the fax number or address of the relevant Party set forth below or to such other address or fax number as may from time to time be designated by such Party to the other Party.

If to EZT:

Address:

20/F, 200 Taicang Road

Luwan District

Shanghai 200020, China

Attn:

Mr. Eric Chui

Fax:

86-21 6336-7084

If to Junli:

Address:

394-8 Yan’an Road West

Jing An District

Shanghai 200040, China

Attn:

Mr. Deng Ying

Fax:

86-21 6270-3706

Any such notice or communication shall be deemed to have been given if by personal delivery, upon receipt by the addressee; if by facsimile transmission, upon confirmation that the communication was successfully sent to the applicable number; if by registered mail, 7 Business Days after post; if by courier, 3 Business Days after delivery to such courier.

15.

SUCCESSORS; ASSIGNMENT

This Agreement binds and will benefit the Parties and their respective successors and permitted assigns. Junli may not assign this Agreement to any third party without the prior written consent of EZT. EZT may transfer all or any of its rights and obligations under this Agreement at any time to any Person at its sole discretion without the consent of Junli.

16.

SEVERABILITY

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. To the extent that any provision of this Agreement is deemed unenforceable in the PRC, the Parties shall use all commercially reasonable efforts to implement an alternative arrangement to effect the transactions as contemplated in this Agreement to the fullest extent possible.

17.

ENTIRE AGREEMENT; AMENDMENT AND SUPPLEMENT

This Agreement, together with any schedules and exhibits (if any) attached hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject hereof, and supersedes all prior oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of this Agreement. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless set forth in writing and duly signed by the Party against whom enforcement of such amendment, modification or waiver is sought.  No delay or failure on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, be construed as a waiver of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

18.

HEADINGS

The headings in this Agreement are inserted for the convenience of reference only and shall not be taken into consideration in the interpretation or construction of this Agreement.

19.

UNDERTAKINGS

Junli acknowledges that it fully understands all of the terms and conditions of this Agreement and hereby undertakes that it shall always act in good faith and, notwithstanding anything herein to the contrary, it shall not challenge, or permit any challenge against, or otherwise do anything to cast any doubt on the validity, effectiveness or enforceability of any of the terms of this Agreement, the failure of which shall constitute a material breach of this Agreement by Junli, in which case Junli shall be liable for such breach and all of the losses, damages, claims, actions, charges, penalties, fines, fees and expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by EZT in connection therewith.

20.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

[Signatures appearing on the following page]

IN WITNESS HEREOF, the Parties have caused their authorized representatives to execute this Agreement on the date first above written.

EZT: SUZHOU EZTRIPMART BUSINESS SERVICES CO., LTD. By: /s/ Shu Keung Chui Name: Shu Keung Chui Legal Representative	Junli: SHANGHAI JUNLI AIR SERVICE CO., LTD. By: /s/ Deng Ying Name: Deng Ying Legal Representative

(Company Seal)	(Company Seal)